Your **Vote** Counts!

HOLLEY INC.

2024 Annual Meeting
Vote by May 1, 2024
11:59 PM ET



HOLLEY INC.
1801 RUSSELLVILLE ROAD
BOWLING GREEN, KY 42101

V31224-P02437

You invested in HOLLEY INC. and it's time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. **This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on May 2, 2024.**

Get informed before you vote

View the 2024 Notice and Proxy Statement and 2023 Annual Report on Form 10-K online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 18, 2024. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit **www.ProxyVote.com**

Control #

Smartphone users

Point your camera here and vote without entering a control number

Vote Virtually at the Meeting*

May 2, 2024
8:00 a.m. CDT

Virtually at:
www.virtualshareholdermeeting.com/HLLY2024

The company will be hosting the meeting virtually via the Internet this year. To attend the meeting go to www.virtualshareholdermeeting.com/HLLY2024. Have the control number that is printed above available and follow the instructions.

*You can also vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming stockholder meeting. You may view the proxy materials online at www.ProxyVote.com, scan the QR Barcode on the reverse side, or easily request a paper copy. We encourage you to access and review all of the important information contained in the proxy materials before voting.

Voting Items	Board Recommends
1. Election of Directors **Nominees:** 01) Owen Basham 02) Graham Clempson 03) Matthew Rubel	For
2. Ratification of the appointment of Grant Thornton LLP as Holley Inc.'s independent registered public accounting firm for fiscal 2024.	For

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

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